Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 16, 2008, relating to the financial statements of Cavit Sciences, Inc., as of December 31, 2007 and for the year ended December 31, 2007, and to all references to our firm included in this Registration Statement.


/s/ Berkovits & Company, LLP
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Fort Lauderdale, Florida
June 10, 2008